POWER OF ATTORNEY

Each director and/or officer of The Laclede Group, Inc. whose signature appears below appoints S. L. Lindsey, S. P. Rasche, and M. C. Kullman and each of them, severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, one or more registration statements on Form S-8 for the Laclede Gas Company Salary Deferral Savings Plan, Laclede Gas Company Wage Deferral Savings Plan and Missouri Natural Division of Laclede Gas Company Wage Deferral Savings Plan and any and all amendments (including post-effective amendments) to such registration statement(s) as authorized by the Company’s Board of Directors on January 30, 2014; and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

A copy hereof shall have the same force and effect as the original.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 30th day of January, 2014.

/s/ Steven L. Lindsey _________________ Steven L. Lindsey	/s/ Steven P. Rasche__________________ Steven P. Rasche
/s/ Mary C. Kullman__________________ Mary C. Kullman

/s/ Edward L. Glotzbach_______________ Edward L. Glotzbach	/s/ Anthony V. Leness_________________ Anthony V. Leness
/s/ W. Stephen Maritz________________ W. Stephen Maritz	/s/ William E. Nasser_________________ William E. Nasser
/s/ Brenda D. Newberry_______________ Brenda D. Newberry	/s/ Suzanne Sitherwood_______________ Suzanne Sitherwood
/s/ John P. Stupp, Jr._________________ John P. Stupp, Jr.	/s/ Mary Ann Van Lokeren_____________ Mary Ann Van Lokeren